Exhibit 99.1

MEDIA CONTACT:

Marci G. Maule

Director	of Public Relations
Coinstar	Inc.

425-943-8277

mmaule@coinstar.com

INVESTOR CONTACT:

Brian Turner

Coinstar, Inc.

Chief Financial Officer

425-943-8000

FOR IMMEDIATE RELEASE

COINSTAR TO ACQUIRE TRAVELEX MONEY TRANSFER

Transaction will add to company’s 4th Wall product portfolio and strengthen its

E-payment line of business.

BELLEVUE, Wash.—May 4, 2006—Coinstar, Inc. (NASDAQ: CSTR), the leader in 4th Wall™ services at the retail front end, today announced that it has signed a definitive agreement to purchase Travelex Money Transfer Ltd. (“TMT”), for approximately $27 million in cash. TMT is the third largest money transfer network in terms of agent locations and countries in which they do business. Currently TMT operates an agent network in over 17,000 locations in 138 countries.

TMT is privately owned and is a wholly-owned subsidiary of Travelex Ltd. (“Travelex”) based in London. TMT was established in mid-2003 and uses leading edge Internet-based technology to provide consumers with an easy-to-use, reliable and cost-effective way to send money around the world. In addition to company-owned locations, TMT has agreements with banks, post offices, and other retail locations to supply its service.

TMT’s revenues for the trailing twelve months ended December 31, 2005, were approximately $5.8 million with a negative EBITDA of approximately $10.4 million. As of March 31, 2006, TMT employed approximately 125 people. Its primary send markets are the United Kingdom, France and Italy. Travelex, either directly or by means of the local entities having the appropriate licenses, will continue to operate the money transfer business in the United States, France and Italy during a transitional period pending receipt by Coinstar of required governmental licenses.

“We are very pleased to announce this acquisition, and we look forward to adding money transfer to our 4th Wall product portfolio,” said Steve Verleye, senior vice president and general manager of E-Pay at Coinstar, Inc. “TMT has done an excellent job designing its technology infrastructure and building its global distribution network. In addition, their commitment to governmental regulatory and compliance standards has been superior, which is critical as the network grows.”

“Coinstar’s existing e-payment offerings and expansive retail channel in North America was very attractive to us,” said Mohit Davar, chief executive officer of TMT. “We look forward to joining forces with Coinstar to build out our network in North America and around the world.”

Money Transfer Market Opportunity

The global money transfer market is valued at between $250 and $300 billion in transferred value. It’s also estimated that 175 million people live outside of their countries of origin, one of the factors driving money transfer industry growth rates at about 10 percent annually.

4th Wall Solution

Coinstar’s 4th Wall products and services help retail customers maximize profit at the front of the store between the cash registers and the front doors. The addition of money transfer enhances Coinstar’s offerings and strengthens its e-payment services product line. Further, money transfer is one of the top services retailers request for the front end. The company’s existing e-payment products consist of prepaid long distance, prepaid wireless airtime, gift cards, and prepaid debit cards. Similar to money transfer, many of these services cater to immigrants and the unbanked market. Other services provided through Coinstar and its affiliates at the front end include self-service coin counting, skill crane machines, bulk vending, and DVD rental kiosks.

Business Outlook

Coinstar expects this transaction to be dilutive to Adjusted EPS. Excluding the effects of the amortization of intangible assets, which cannot be determined at this time, Coinstar believes that for fiscal 2006 the dilution will range from $0.08 to $0.12. TMT is expected to be accretive to Adjusted EPS in 2007.

The transaction is expected to close in approximately four weeks. As such, it is expected that Coinstar will record at least one month of TMT’s results in the Company’s second quarter financial statements. Excluding the effects of non-cash purchase price accounting adjustments, Coinstar would expect to record revenues of approximately $800,000 and net losses of approximately $1.1 million for that one month period.

Between signing and the closing of this transaction, Coinstar will obtain an independent valuation of certain of TMT’s tangible and intangible assets for the purposes of purchase price allocations. As a result, the Company cannot yet quantify the impact of the non-cash purchase price charges related to items such as amortization of intangible assets and the purchase accounting step ups on reported GAAP earnings. The Company will give more specific guidance regarding GAAP and Adjusted EPS for the combined companies on the first earnings conference call after the independent valuation is complete.

The purchase price of $27 million will be funded by Coinstar’s existing cash balances.

Following the closing of this transaction, TMT will continue to operate independently as a wholly-owned subsidiary of Coinstar, Inc. Mohit Davar will continue to lead TMT and will report to Steve Verleye, senior vice president and general manager of E-pay at Coinstar, Inc.

Conference Call

Coinstar, Inc. announced that a conference call to discuss the proposed acquisition of TMT will be broadcast live over the Internet today, Thursday, May 4, 2006, at 5:00 p.m. Eastern Time. The Webcast will be hosted at the About Us – Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services and self-service DVD rental. The company’s products and services can be found at retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

About Travelex

Founded in 1976 by Lloyd Dorfman, Travelex is now the world’s largest non-bank foreign exchange payments company serving over 29 million customers each year.

Corporate Services

Travelex is the world’s largest non-bank provider of foreign exchange services to over 16,000 corporate clients across the globe. It offers a “one stop shop” for services ranging from cross border payments to its risk solutions service for mitigating and hedging currency risk. For financial institutions, Travelex provides business process outsourcing for foreign exchange products, cross border settlement and bankers’ drafts.

Outsourcing

Travelex is the world’s largest and most automated provider of outsourced travel money and related fulfilment services for banks, financial institutions and travel agencies, processing over 3 million orders annually. Travelex offers its customers a full range of delivery channel options including telephone and web-based ordering.

Retail Services

40% of the world’s airline passengers now pass through airports at which Travelex operates its retail foreign exchange branches, including the major gateways at London, New York, Hong Kong, Frankfurt and Sydney. Other retail services and products range from prepaid cards, travellers cheques and money transfer to call centre services and travel insurance (US only).

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This press release contains forward-looking statements relating to Coinstar, Inc.’s acquisition of Travelex Money Transfer, Ltd., a wholly-owned subsidiary of Travelex Limited, as well as Coinstar’s future expectations, plans, prospects and operating results. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “will,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the ability to successfully integrate the acquired business, legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives, as well as other factors discussed in Coinstar’s most recent Annual Report on Form 10-K filed with the SEC (a copy of which may be accessed through the SEC’s website at http://www.sec.gov). The forward-looking statements included in this press release represent Coinstar’s views as of the date of this press release and these views could change. However, while Coinstar may elect to update these forward-looking statements at some point in the future, Coinstar specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Coinstar’s views as of any date subsequent to the date of the press release.